UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2012

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission	of Matters to a Vote of Security Holders.

Tessera Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders on March 30, 2012 in San Jose, California. The results of the matters voted on by the stockholders are set forth immediately below.

Proposal 1

To elect six (6) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified:

Director Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Robert J. Boehlke	41,625,322	2,170,923	25,016	4,211,905
John B. Goodrich	41,584,263	2,212,366	24,632	4,211,905
David C. Nagel, Ph.D.	37,482,253	6,314,276	24,732	4,211,905
Kevin G. Rivette	36,668,730	6,969,467	183,064	4,211,905
Anthony J. Tether, Ph.D.	42,718,541	1,077,155	25,565	4,211,905
Robert A. Young, Ph.D.	42,565,253	1,226,416	29,592	4,211,905

Proposal 2

To approve the Company’s 2012 Performance Bonus Plan for Executive Officers and Key Employees:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
41,987,811	1,792,340	41,110	4,211,905

Proposal 3

To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2012:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
47,175,165	830,791	27,210	—

Proposal 4

To hold an advisory vote on executive compensation:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
34,778,895	9,022,557	19,809	4,211,905

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Michael Anthofer
	Name:	Michael Anthofer
	Title:	Executive Vice President and Chief Financial Officer